Exhibit 99.3

VIVUS Expands its Commercial Product Portfolio
with the Acquisition of PANCREAZE®

Attains key milestone under strategic focus on building a broad portfolio of cash flow-generating products

CAMPBELL, CA., May 1, 2018 — VIVUS, Inc. (NASDAQ: VVUS; the “Company”), a biopharmaceutical company, today announced that it has entered into a definitive agreement to acquire all product rights for PANCREAZE® (pancrelipase) Delayed-Release Capsules in the United States and Canada held by Janssen Pharmaceuticals, Inc., subject to certain closing conditions, including Hart-Scott-Rodino review.  This is the first of what the Company expects will be a series of product acquisitions designed to generate revenue and strengthen its financial position.

“We are very pleased to announce the acquisition of the PANCREAZE product rights for the U.S. and Canadian territories.  The acquisition, coupled with today’s announcement to restructure a portion of our convertible debt with Athyrium Capital Management, are demonstrations of our plan to create a stronger and more financially capable VIVUS,” said John Amos, new Chief Executive Officer at VIVUS.  “We hope that the combination of a new product for us to promote along with the strengthening of our balance sheet will serve as initial stepping stones in our value creating strategic vision.  The VIVUS senior management team plans to leverage the Company’s existing operating infrastructure in the promotion of PANCREAZE.  We intend to drive revenue in the future through innovative sales and marketing of our current product portfolio, disciplined product acquisition, strong product life cycle management and focused expense management.”

Kenneth Suh, President and Chief Executive Officer of Willow Biopharma Inc., a wholly-owned subsidiary of VIVUS, stated:  “PANCREAZE serves as our initial product acquisition, one that will allow us to participate and be a meaningful product company in the global gastrointestinal marketplace predicted to hit $48 billion in 2022, according to GBI Research.  Through our disciplined product evaluation process, we are hopeful to acquire additional products and through product life cycle management, leverage the PANCREAZE platform for further growth.”

Exocrine pancreatic insufficiency (EPI) is a condition that results from a deficiency in the production and/or secretion of pancreatic enzymes. It is associated with cystic fibrosis and chronic pancreatitis, and affects approximately 85 percent of cystic fibrosis patients.  There is no cure for EPI and pancreatic enzyme replacement therapy is the main treatment for the condition.

Approved in 2010, PANCREAZE is a pancreatic enzyme preparation consisting of pancrelipase, an extract derived from porcine pancreatic glands, as well as other enzyme classes, including porcine-derived lipases, proteases and amylases.  The pancreatic enzymes in PANCREAZE act like digestive enzymes physiologically secreted by the pancreas.  PANCREAZE is specifically indicated for the treatment of exocrine pancreatic insufficiency due to cystic fibrosis or other conditions.  Upon closing, VIVUS will acquire PANCREAZE from Janssen for $135 million.

About PANCREAZE

PANCREAZE is a prescription medicine used to treat people who cannot digest food normally because their pancreas does not make enough enzymes due to cystic fibrosis or other conditions.  PANCREAZE may help your body use fats, proteins, and sugars from food.  PANCREAZE contains a mixture of digestive enzymes including lipases, proteases, and amylases from pig pancreas.  PANCREAZE is safe and effective in children when taken as prescribed by your doctor.

IMPORTANT SAFETY INFORMATION

What is the most important information I should know about PANCREAZE?

•                  PANCREAZE may increase your chance of having a serious, rare bowel disorder called fibrosing colonopathy that may require surgery.

•                  The risk of having this condition may be reduced by following the dosing instructions that your healthcare provider gave you.

Call your doctor right away if you have any unusual or severe stomach area (abdominal) pain, bloating, trouble passing stool (having bowel movements), nausea, vomiting, or diarrhea.

Take PANCREAZE exactly as prescribed by your doctor.  Do not take more or less PANCREAZE than directed by your doctor.

What are the possible side effects of PANCREAZE?

PANCREAZE may cause serious side effects, including:

•                  A rare bowel disorder called fibrosing colonopathy.

•                  Irritation of the inside of your mouth.  This can happen if PANCREAZE is not swallowed completely.

•                  Increase in blood uric acid levels.  This may cause worsening of swollen, painful joints (gout) caused by an increase in your blood uric acid levels

•                  Allergic reactions including trouble with breathing, skin rashes, or swollen lips.

Call your doctor right away if you have any of these symptoms.

The most common side effects include pain in your stomach (abdominal pain) and gas.

Other possible side effects: PANCREAZE and other pancreatic enzyme products are made from the pancreas of pigs, the same pigs people eat as pork.  These pigs may carry viruses. Although it has never been reported, it may be possible for a person to get a viral infection from taking pancreatic enzyme products that come from pigs.

These are not all the side effects of PANCREAZE.  Talk to your doctor about any side effect that bothers you or does not go away.

You may report side effects to FDA at 1-800-FDA-1088 or www.fda.gov/medwatch.

What should I tell my doctor before taking PANCREAZE?

Tell your doctor if you:

•                  are allergic to pork (pig) products.

•                  have a history of blockage of your intestines, or scarring or thickening of your bowel wall (fibrosing colonopathy).

•                  have gout, kidney disease, or high blood uric acid (hyperuricemia).

•                  have trouble swallowing capsules.

•                  have any other medical condition.

•                  are pregnant or plan to become pregnant.

•                  are breast-feeding or plan to breast-feed.

Tell your doctor about all the medicines you take, including prescription and nonprescription medicines, vitamins, and herbal supplements.

The Product Information and Medication Guide for PANCREAZE is available at www.pancreaze.net.

About VIVUS

VIVUS is a biopharmaceutical company committed to the development and commercialization of innovative therapies that focus on advancing treatments for patients with serious unmet medical needs.  For more information about the Company, please visit www.vivus.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks, uncertainties and other factors, including risks and uncertainties related to potential change in our business strategy to enhance long-term stockholder value, including the acquisition of revenue generating products and the strengthening of our balance sheet; risks and uncertainties related to our agreement with Janssen Pharmaceuticals, Inc. for the acquisition of all product rights for PANCREAZE in the U.S. and Canada, including that the closing of the agreement is subject to governmental reviews and other closing conditions; risks and uncertainties related to our commercialization of PANCREAZE as a new product and our recently changed management team initiating the commercialization of PANCREAZE; risks and uncertainties related to our ability to address or potentially reduce our outstanding balance of the convertible notes due in 2020; risks and uncertainties related to our expected future revenues, operations and expenditures; risks and uncertainties related to our ability to identify and acquire development and cash flow generating assets; and risks and uncertainties related to the impact, if any, of changes to our Board of Directors and senior management team.  These risks and uncertainties could cause actual results to differ materially from those referred to in these forward-looking statements.  The reader is cautioned not to rely on these forward-looking statements. Investors should read the risk factors set forth in VIVUS’ Form 10-K for the year ended December 31, 2017 as filed on March 14, 2018, and as amended by the Form 10-K/A filed on April 26, 2018, and periodic reports filed with the Securities and Exchange Commission.  VIVUS does not undertake an obligation to update or revise any forward-looking statements.

VIVUS, Inc.	Investor Relations: Lazar Partners
Mark Oki	David Carey
Chief Financial Officer	Managing Director
oki@vivus.com	dcarey@lazarpartners.com
650-934-5200	212-867-1768